Exhibit 99.1
Insperity Announces Full Year and Fourth Quarter 2020 Results
HOUSTON – Feb. 11, 2021 – Insperity, Inc. (NYSE: NSP), a leading provider of human resources and business performance solutions for America’s best businesses, today reported results for the fourth quarter and year ended Dec. 31, 2020.
•2020 net income and diluted EPS of $138.2 million and $3.54, respectively
•2020 adjusted EPS up 12% to $4.64
•2020 adjusted EBITDA up 15% to $288.6 million
•Q4 net income and diluted EPS of $4.3 million and $0.11, respectively
•Q4 adjusted EPS of $0.49
•Q4 adjusted EBITDA of $37.9 million
Full Year Results
For the year ended Dec. 31, 2020, reported net income and diluted earnings per share (“EPS”) were $138.2 million and $3.54, respectively. Adjusted EBITDA increased 15% to $288.6 million and adjusted EPS increased 12% over 2019 to $4.64. The difference between GAAP EPS and adjusted EPS was primarily caused by performance-driven stock-based compensation.
“We are pleased with our excellent fourth quarter and full year results, and the outstanding performance of our entire Insperity team, in the face of an unprecedented and challenging year,” said Paul J. Sarvadi, Insperity chairman and chief executive officer. “The proven value of our HR services offering and the resiliency of our targeted small business client base, combined with continuing momentum in sales and core client retention, bodes well for growth acceleration as we progress through 2021 and beyond.”
The average number of worksite employees (“WSEEs”) paid per month declined by just 1% in the face of the significant impact of the pandemic on our clients, prospects and the broader economy. Revenues in 2020 also decreased by 1% to $4.3 billion. Average pricing increased 3% for the full year 2020 over 2019, more than offsetting the decline in average paid WSEEs; however, the FICA deferral program instituted as part of the CARES Act further reduced revenues. This program had no impact on our gross profit.
Gross profit for the year ended Dec. 31, 2020 increased 10% to $806.9 million. The average gross profit per WSEE per month increased from $259 in 2019 to $287 in 2020, due to improved pricing while experiencing lower benefits and workers’ compensation cost trends. Lower healthcare utilization during the pandemic, particularly associated with office visits and elective procedures, outweighed any incremental COVID-19 testing and treatment costs and drove the lower cost trend. Workers’ compensation costs trended lower on the ongoing management of safety practices and claims. The reported increase in gross profit was net of comprehensive service fee credits provided to our clients as a result of negotiated savings with our vendors.
Operating expenses increased 12% over 2019 to $612.2 million, and included continued investments in our growth, products and technology. These investments were partially offset by cost savings in other areas of our business, both through effective management and as a result of pandemic related cancellations and shutdowns. An increase in stock-based compensation was driven by our outperformance in the level of earnings throughout 2020. Operating expenses, excluding stock-based compensation and depreciation and amortization, increased by 6% over the 2019 period.
“Our 2020 results reflect a strong company response to the pandemic-related challenges to our growth combined with some unexpected benefit in our direct cost programs,” said Douglas S. Sharp, senior vice president of finance, chief financial officer and treasurer. “Our outlook for 2021 includes growth acceleration with modest growth within our client base as the small business climate gradually improves, combined with normalization of our direct costs and continued investment in our future growth.”
Cash outlays in 2020 included the repurchase of approximately 1.4 million shares of stock at a cost of $99.4 million,

dividends totaling $61.9 million and capital expenditures of $98.2 million partially offset by borrowings of $100.0 million under our credit facility. Adjusted cash, cash equivalents and marketable securities at Dec. 31, 2020 was $212.1 million, and $369.4 million was outstanding under our $500 million credit facility.
Fourth Quarter Results
For the fourth quarter 2020 net income and diluted EPS were $4.3 million and $0.11, respectively. Adjusted EPS decreased 14% compared to the 2019 period to $0.49 and adjusted EBITDA decreased 7% to $37.9 million.
The average number WSEEs paid per month in Q4 2020 increased 3% sequentially over the Q3 period to 239,232, which was above the high end of our expected range. All three drivers to our growth, including worksite employees paid from new sales, client retention and net gains in our client base exceeded our Q4 forecast and drove the continued improvement over the course of the pandemic from the low point experienced in May 2020. This improvement resulted in just a 2% year-over-year decline in the average number of paid WSEEs and revenues compared to the Q4 2019 period. Average pricing increased 4% over Q4 2019, more than offsetting the decline in average paid WSEEs; however, the FICA deferral program instituted as part of the CARES Act further reduced revenues.
Gross profit increased 3% over the fourth quarter of 2019 to $167.6 million. Operating expenses increased 19% to $159.8 million over the 2019 period, including an increase in stock-based compensation that was driven by our outperformance in the level of full year earnings. Operating expenses, excluding stock-based compensation and depreciation and amortization, increased by 5% over the 2019 period.
2021 Guidance
The company also announced its guidance for 2021, including the first quarter of 2021, which reflects solid sales and improved core client retention through the year-end transition offset by the loss of a large enterprise account. Please refer to the accompanying financial tables at the end of this press release for the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures.

	Q1 2021			Full Year 2021

Average WSEEs paid	232,100	—	234,400	238,900	—	248,300
Year-over-year increase (decrease)	(2.5)%	—	(1.5)%	2.0%	—	6.0%

Adjusted EPS	$1.37	—	$1.72	$3.27	—	$4.20
Year-over-year increase (decrease)	(19.4)%	—	1.2%	(29.5)%	—	(9.5)%

Adjusted EBITDA (in millions)	$84	—	$103	$225	—	$275
Year-over-year increase (decrease)	(17.0)%	—	1.7%	(22.0)%	—	(4.7)%
Definition of Key Metrics
Average WSEEs - Determined by calculating the company’s cumulative WSEEs paid during the period divided by the number of months in the period.
Adjusted EPS - Represents diluted net income per share computed in accordance with GAAP, excluding the impact of non-cash stock-based compensation.
Adjusted EBITDA - Represents net income computed in accordance with GAAP, plus interest expense, income taxes, depreciation and amortization expense and non-cash stock-based compensation.
Insperity will be hosting a conference call today at 5 p.m. ET to discuss these results, provide guidance for the first quarter and full year 2021 and answer questions from investment analysts. To listen in, call 877-651-0053 and use conference i.d. number 4180394. The call will also be webcast at http://ir.insperity.com. The conference call script will be available at the same website later today. A replay of the conference call will be available at 855-859-2056, conference i.d. 4180394. The webcast will be archived for one year.

About Insperity
Insperity®, a trusted advisor to America’s best businesses for more than 34 years, provides an array of human resources and business solutions designed to help improve business performance. Offering the most comprehensive suite of products and services available in the marketplace, Insperity delivers administrative relief, better benefits, reduced liabilities and a systematic way to improve productivity through its premier Workforce Optimization® solution. Additional company offerings include Traditional Payroll and Human Capital Management, Time and Attendance, Performance Management, Organizational Planning, Recruiting Services, Employment Screening, Retirement Services and Insurance Services. With 2020 revenues of $4.3 billion, Insperity supports more than 100,000 businesses with over 2 million employees nationwide. For more information, visit http://www.insperity.com.
Forward-Looking Statements
The statements contained herein that are not historical facts are forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify such forward-looking statements by the words “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “likely,” “possibly,” “probably,” “goal,” “opportunity,” “objective,” “target,” “assume,” “outlook,” “guidance,” “predicts,” “appears,” “indicator” and similar expressions. Forward-looking statements involve a number of risks and uncertainties. In the normal course of business, in an effort to help keep our stockholders and the public informed about our operations, from time to time, we may issue such forward-looking statements, either orally or in writing. Generally, these statements relate to business plans or strategies; projected or anticipated benefits or other consequences of such plans or strategies; or projections involving anticipated revenues, earnings, average number of worksite employee, benefits and workers’ compensation costs, or other operating results. We base the forward-looking statements on our current expectations, estimates and projections. We caution you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Therefore, the actual results of the future events described in such forward-looking statements could differ materially from those stated in such forward-looking statements. Among the factors that could cause actual results to differ materially are:
•adverse economic conditions;
•impact of the COVID-19 pandemic, or other future pandemics, including the scope, severity and duration of the pandemic; government responses; regulatory developments; and the related disruptions and economic impact to our business and the small and medium-sized businesses that we serve;
•vulnerability to regional economic factors because of our geographic market concentration;
•failure to comply with covenants under our credit facility;
•our liability for worksite employee payroll, payroll taxes and benefits costs;
•increases in health insurance costs and workers’ compensation rates and underlying claims trends, health care reform, financial solvency of workers’ compensation carriers, other insurers or financial institutions, state unemployment tax rates, liabilities for employee and client actions or payroll-related claims;
•cancellation of client contracts on short notice, or the inability to renew client contracts or attract new clients;
•the ability to secure competitive replacement contracts for health insurance and workers’ compensation insurance at expiration of current contracts;
•regulatory and tax developments and possible adverse application of various federal, state and local regulations;
•failure to manage growth of our operations and the effectiveness of our sales and marketing efforts;
•the impact of the competitive environment and other developments in the human resources services industry, including the PEO industry, on our growth and/or profitability;
•an adverse final judgment or settlement of claims against Insperity;

•disruptions of our information technology systems;
•our liability or damage to our reputation relating to disclosure of sensitive or private information;
•failure of third-party providers, data centers or cloud service providers; and
•our ability to integrate or realize expected returns on our acquisitions.
These factors are discussed in further detail in Insperity’s filings with the U.S. Securities and Exchange Commission. Any of these factors, or a combination of such factors, could materially affect the results of our operations and whether forward-looking statements we make ultimately prove to be accurate.
Any forward-looking statements are made only as of the date hereof and, unless otherwise required by applicable securities laws, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SUMMARY FINANCIAL INFORMATION
Insperity, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS

	Dec. 31,	Dec. 31,
(in thousands)	2020	2019

Assets
Cash and cash equivalents	$554,846	$367,342
Restricted cash	45,522	49,295
Marketable securities	34,529	34,728
Accounts receivable, net	392,746	465,779
Prepaid insurance	10,164	10,418
Other current assets	39,461	43,493
Income taxes receivable	—	3,691
Total current assets	1,077,268	974,746
Property and equipment, net	216,256	147,706
Right-of-use leased assets	60,663	56,886
Prepaid health insurance	9,000	9,000
Deposits	194,231	184,013
Goodwill and other intangible assets, net	12,707	12,714
Deferred income taxes, net	9,603	3,956
Other assets	4,548	5,975
Total assets	$1,584,276	$1,394,996

Liabilities and stockholders' equity
Accounts payable	$6,203	$4,565
Payroll taxes and other payroll deductions payable	377,960	277,248
Accrued worksite employee payroll cost	334,836	401,859
Accrued health insurance costs	32,685	21,180
Accrued workers’ compensation costs	48,186	52,868
Accrued corporate payroll and commissions	44,277	52,612
Other accrued liabilities	60,777	58,713
Total current liabilities	904,924	869,045

Accrued workers’ compensation costs	195,239	193,609
Long-term debt	369,400	269,400
Operating lease liabilities, net of current	64,289	58,863
Other accrued liabilities, net of current	6,292	—
Total noncurrent liabilities	635,220	521,872

Stockholders’ equity:
Common stock	555	555
Additional paid-in capital	95,528	48,141
Treasury stock, at cost	(626,984)	(544,102)
Accumulated other comprehensive income, net of tax	5	12
Retained earnings	575,028	499,473
Total stockholders’ equity	44,132	4,079

Total liabilities and stockholders’ equity	$1,584,276	$1,394,996

SUMMARY FINANCIAL INFORMATION
Insperity, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended Dec. 31,			Year Ended Dec. 31,
(in thousands, except per share amounts)	2020	2019	Change	2020	2019	Change

Operating results:
Revenues(1)	$1,056,335	$1,075,090	(1.7)%	$4,287,004	$4,314,804	(0.6)%
Direct costs:
Payroll taxes, benefits and workers’ compensation costs	888,785	913,154	(2.7)%	3,480,150	3,581,870	(2.8)%
Gross profit	167,550	161,936	3.5%	806,854	732,934	10.1%
Salaries, wages and payroll taxes	86,633	79,784	8.6%	353,273	317,124	11.4%
Stock-based compensation	22,035	3,180	592.9%	60,145	23,993	150.7%
Commissions	9,178	8,693	5.6%	32,835	31,420	4.5%
Advertising	6,222	4,129	50.7%	21,556	21,603	(0.2)%
General and administrative expenses	27,913	30,637	(8.9)%	113,167	123,438	(8.3)%
Depreciation and amortization	7,860	7,794	0.8%	31,189	28,723	8.6%
Total operating expenses	159,841	134,217	19.1%	612,165	546,301	12.1%
Operating income	7,709	27,719	(72.2)%	194,689	186,633	4.3%
Other income (expense):
Interest income	246	2,036	(87.9)%	2,597	10,657	(75.6)%
Interest expense	(1,704)	(2,205)	(22.7)%	(8,016)	(7,647)	4.8%
Income before income tax expense	6,251	27,550	(77.3)%	189,270	189,643	(0.2)%
Income tax expense	1,966	7,155	(72.5)%	51,033	38,544	32.4%
Net income	$4,285	$20,395	(79.0)%	$138,237	$151,099	(8.5)%
Less distributed and undistributed earnings allocated to participating securities	(78)	(224)	(65.2)%	(782)	(1,759)	(55.5)%
Net income allocated to common shares	$4,207	$20,171	(79.1)%	$137,455	$149,340	(8.0)%

Net income per share of common stock
Basic	$0.11	$0.51	(78.4)%	$3.57	$3.72	(4.0)%
Diluted	$0.11	$0.51	(78.4)%	$3.54	$3.70	(4.3)%
____________________________________
(1)Revenues are comprised of gross billings less WSEE payroll costs as follows:

	Three Months Ended Dec. 31,		Year Ended Dec. 31,
(in thousands)	2020	2019	2020	2019

Gross billings	$7,812,448	$7,407,460	$28,168,611	$27,212,010
Less: WSEE payroll cost	6,756,113	6,332,370	23,881,607	22,897,206
Revenues	$1,056,335	$1,075,090	$4,287,004	$4,314,804

SUMMARY FINANCIAL INFORMATION
Insperity, Inc.
KEY FINANCIAL AND STATISTICAL DATA

	Three Months Ended Dec. 31,			Year Ended Dec. 31,
	2020	2019	Change	2020	2019	Change

Average WSEEs paid	239,232	243,715	(1.8)%	234,223	235,547	(0.6)%

Statistical data (per WSEE per month):
Revenues(1)	$1,472	$1,470	0.1%	$1,525	$1,527	(0.1)%
Gross profit	233	221	5.4%	287	259	10.8%
Operating expenses	223	183	21.9%	218	193	13.0%
Operating income	11	38	(71.1)%	69	66	4.5%
Net income	6	28	(78.6)%	49	53	(7.5)%
____________________________________
(1)Revenues per WSEE per month are comprised of gross billings per WSEE per month less WSEE payroll costs per WSEE per month follows:

	Three Months Ended Dec. 31,		Year Ended Dec. 31,
(per WSEE per month)	2020	2019	2020	2019

Gross billings	$10,885	$10,131	$10,022	$9,627
Less: WSEE payroll cost	9,413	8,661	8,497	8,100
Revenues	$1,472	$1,470	$1,525	$1,527

NON-GAAP FINANCIAL MEASURES
Insperity, Inc.
Non-GAAP Financial Measures
(Unaudited)

Non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of the non-GAAP financial measures used to their most directly comparable GAAP financial measures as provided in the tables below.

Non-GAAP Measure	Definition	Benefit of Non-GAAP Measure
Non-bonus payroll cost
Non-bonus payroll cost is a non-GAAP financial measure that excludes the impact of bonus payrolls paid to our WSEEs.

Bonus payroll cost varies from period to period, but has no direct impact to our ultimate workers’ compensation costs under the current program.

Our management refers to non-bonus payroll cost in analyzing, reporting and forecasting our workers’ compensation costs.

We include these non-GAAP financial measures because we believe they are useful to investors in allowing for greater transparency related to the costs incurred under our current workers’ compensation program.

Adjusted cash, cash equivalents and marketable securities	Excludes funds associated with: • federal and state income tax withholdings, • employment taxes, • other payroll deductions, and • client prepayments.	We believe that the exclusion of the identified items helps us reflect the fundamentals of our underlying business model and analyze results against our expectations, against prior periods, and to plan for future periods by focusing on our underlying operations. We believe that the adjusted results provide relevant and useful information for investors because they allow investors to view performance in a manner similar to the method used by management and improves their ability to understand and assess our operating performance. Adjusted EBITDA is used by our lenders to assess our leverage and ability to make interest payments.

EBITDA	Represents net income computed in accordance with GAAP, plus: • interest expense, • income tax expense, and • depreciation and amortization expense.

Adjusted EBITDA
Represents EBITDA plus:
•  non-cash stock based compensation,
•  costs associated with a one-time tax reform bonus paid to corporate employees, and
•  charitable donations to Hurricane Harvey relief efforts.

Adjusted net income
Represents net income computed in accordance with GAAP, excluding:
•  non-cash stock based compensation,
•  costs associated with a one-time tax reform bonus paid to corporate employees, and
•  charitable donations to Hurricane Harvey relief efforts.

Adjusted EPS
Represents diluted net income per share computed in accordance with GAAP, excluding:
•  non-cash stock based compensation,
•  costs associated with a one-time tax reform bonus paid to corporate employees, and
•  charitable donations to Hurricane Harvey relief efforts.

NON-GAAP FINANCIAL MEASURES
Following is a reconciliation of payroll cost (GAAP) to non-bonus payroll costs (non-GAAP):

	Three Months Ended Dec. 31,				Year Ended Dec. 31,
(in thousands, except per WSEE per month)	2020		2019		2020		2019
	$	WSEE	$	WSEE	$	WSEE	$	WSEE

Payroll cost	$6,756,113	$9,414	$6,332,370	$8,661	$23,881,607	$8,497	$22,897,206	$8,100
Less: Bonus payroll cost	1,302,335	1,815	1,029,342	1,408	3,238,284	1,152	2,880,680	1,019
Non-bonus payroll cost	$5,453,778	$7,599	$5,303,028	$7,253	$20,643,323	$7,345	$20,016,526	$7,081
% Change period over period	2.8%	4.8%	12.4%	2.3%	3.1%	3.7%	14.4%	1.5%
Following is a reconciliation of cash, cash equivalents and marketable securities (GAAP) to adjusted cash, cash equivalents and marketable securities (non-GAAP):

(in thousands)	December 31, 2020	December 31, 2019

Cash, cash equivalents and marketable securities	$589,375	$402,070
Less:
Amounts payable for withheld federal and state income taxes, employment taxes and other payroll deductions	341,988	234,553
Client prepayments	35,328	59,612
Adjusted cash, cash equivalents and marketable securities	$212,059	$107,905

Following is a reconciliation of net income (GAAP) to EBITDA (non-GAAP) and adjusted EBITDA (non-GAAP):

	Three Months Ended Dec. 31,
(in thousands, except per WSEE per month)	2020		2019
	$	WSEE	$	WSEE

Net income	$4,285	$6	$20,395	$28
Income tax expense	1,966	3	7,155	9
Interest expense	1,704	2	2,205	3
Depreciation and amortization	7,860	11	7,794	11
EBITDA	15,815	22	37,549	51
Stock-based compensation	22,035	31	3,180	5
Adjusted EBITDA	$37,850	$53	$40,729	$56
% Change period over period	(7.1)%	(5.4)%	(14.4)%	(22.2)%

NON-GAAP FINANCIAL MEASURES

(in thousands, except per WSEE per month)	Year Ended December 31,
	2020		2019		2018		2017		2016
	$	WSEE	$	WSEE	$	WSEE	$	WSEE	$	WSEE

Net income	$138,237	$49	$151,099	$53	$135,413	$54	$84,402	$38	$65,991	$33
Income tax expense	51,033	19	38,544	14	46,947	19	45,739	21	39,186	19
Interest expense	8,016	3	7,647	3	4,668	2	3,213	1	2,396	1
Depreciation and amortization	31,189	11	28,723	10	22,842	9	18,182	9	16,644	9
EBITDA	228,475	82	226,013	80	209,870	84	151,536	69	124,217	62
Stock-based compensation	60,145	21	23,993	8	20,425	8	24,345	11	16,643	8
One-time tax reform bonus	—	—	—	—	9,306	3	—	—	—	—
Charitable donations to Hurricane Harvey relief efforts	—	—	—	—	—	—	2,000	1	—	—
Other	—	—	—	—	—	—	(200)	—	—	—
Stockholder advisory expenses	—	—	—	—	—	—	—	—	323	1
Adjusted EBITDA	$288,620	$103	$250,006	$88	$239,601	$95	$177,681	$81	$141,183	$71
% Change year over year	15.4%	17.0%	4.3%	(7.4)%	34.8%	17.3%	25.9%	14.1%	28.3%	12.7%

Following is a reconciliation of net income (GAAP) to adjusted net income (non-GAAP):

	Three Months Ended Dec. 31,		Year Ended Dec. 31,
(in thousands)	2020	2019	2020	2019

Net income	$4,285	$20,395	$138,237	$151,099
Non-GAAP adjustments:
Stock-based compensation	22,035	3,180	60,145	23,993
Total non-GAAP adjustments	22,035	3,180	60,145	23,993
Tax effect of non-GAAP adjustments	(6,934)	(826)	(17,068)	(5,643)
Adjusted net income	$19,386	$22,749	$181,314	$169,449
% Change period over period	(14.8)%	(21.1)%	7.0%	7.6%
Following is a reconciliation of diluted EPS (GAAP) to adjusted EPS (non-GAAP):

	Three Months Ended Dec. 31,		Year Ended Dec. 31,
	2020	2019	2020	2019

Diluted EPS	$0.11	$0.51	$3.54	$3.70
Non-GAAP adjustments:
Stock-based compensation	0.56	0.08	1.54	0.59
Total non-GAAP adjustments	0.56	0.08	1.54	0.59
Tax effect on non-GAAP adjustments	(0.18)	(0.02)	(0.44)	(0.14)
Adjusted EPS	$0.49	$0.57	$4.64	$4.15
% Change period over period	(14.0)%	(17.4)%	11.8%	10.7%

NON-GAAP FINANCIAL MEASURES
The following is a reconciliation of GAAP to non-GAAP financial measures for first quarter and full year 2021 guidance:

	Q1 2021	Full Year 2021
(in millions, except per share amounts)	Guidance	Guidance

Net income	$47 - $61	$102 - $139
Income tax expense	17 - 22	37- 50
Interest expense	2	8
Depreciation and amortization	9	41
EBITDA	75 - 94	188 - 238
Stock-based compensation	9	37
Adjusted EBITDA	$84 - $103	$225 - $275

Diluted EPS	$1.20 - $1.55	$2.58 - $3.51
Non-GAAP adjustments:
Stock-based compensation	0.23	0.94
Total non-GAAP adjustments	0.23	0.94
Tax effect	(0.06)	(0.25)
Adjusted EPS	$1.37 - $1.72	$3.27 - $4.20